UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST III, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

YOUR VOTE IS CRITICAL!

PLEASE VOTE NOW

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

KBS REAL ESTATE INVESTMENT TRUST III

Recently, we sent you proxy materials regarding the Annual Meeting of Stockholders that is scheduled for July 9, 2013. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow KBS Real Estate Investment Trust III to obtain a sufficient number of votes to hold the meeting as scheduled.

Your vote is important no matter how many shares of stock you own. Please vote promptly so your vote can be received prior to the 2013 Annual Meeting of Stockholders.

KBS Real Estate Investment Trust III has made it very easy for you to vote.

You can fill out and mail in the enclosed proxy card in the envelope provided or,

you can choose one of the following methods:

VOTE ONLINE	VOTE BY PHONE	SPEAK WITH A SPECIALIST
To vote online, visit the website http://www.proxyvote.com. Enter the control number that appears on the enclosed proxy card and follow the on-screen prompts to vote.	To use your touch-tone phone to place your vote, call this toll-free number: 1-800-690-6903. Have the enclosed proxy card with the control number available and follow the touch-tone prompts to vote.	To speak with a live proxy specialist to answer any proxy-related questions and/or place your vote, call this toll-free number: 1-877-721-8341 Monday through Friday 9am – 9pm, Eastern time

THANK YOU FOR VOTING

KBS REIT III Nobo/Reg